Exhibit 10.41

PURCHASE AND SALE AGREEMENT

AND JOINT ESCROW INSTRUCTIONS

THIS PURCHASE AND SALE AGREEMENT AND JOINT ESCROW INSTRUCTIONS (this “Agreement”) is made and entered into as of January 25, 2007, by and among ROSE VENTURES II, INC., a California corporation (“Seller”), and EQUINIX, INC., a Delaware corporation (“Buyer”).

R E C I T A L S

A. Seller is the owner of the “Property” (defined below), which consists principally of an approximately 133,500 square foot building, and is located in the City of San Jose, Santa Clara County (the “County”), State of California, having a street address of 11 Great Oaks Boulevard.

B. Buyer is currently the lessee (“Lessee”) under that certain Commercial Lease Agreement with Seller, as lessor, dated June 10, 1999 (as amended, the “Existing Lease”).

C. Buyer desires to purchase and Seller desires to sell the Property on the terms and conditions hereinafter documented.

NOW, THEREFORE, in consideration of the mutual undertakings of the parties hereto, it is hereby agreed as follows:

1. Purchase and Sale. Seller shall sell to Buyer, and Buyer shall purchase from Seller, the Property on the terms and conditions hereinafter set forth.

1.1 Property. As used herein, the “Property” means, collectively, all right, title and interest of Seller in and to (a) that certain land described in Exhibit “A”, together with all easements, rights-of-way, and appurtenances benefiting such land (the “Land”), (b) all improvements, structures and fixtures now or on the “Closing Date” (as hereinafter defined) located upon the Land (the “Improvements”), (c) all tangible personal property now or on the Closing Date located on or used in connection with the Land and Improvements (the “Personal Property”), and (d) the Existing Lease and all “Service Agreements” (as hereinafter defined), and to the extent assignable, governmental permits, licenses and approvals, warranties and guarantees that Seller has received in connection with any work or services performed with respect to, or equipment installed in, the Improvements or the Land, tenant lists, advertising material, telephone exchange numbers and other intangible personal property related to the Land, Improvements or Personal Property (the “Intangible Property”).

2. Purchase Price. The purchase price (the “Purchase Price”) for the Property shall be Sixty-Five Million Dollars ($65,000,000). If, however, Seller elects to exercise its option to convey the Property in up to three separate installments pursuant to Section 5 below, then the purchase price (the “Installment Purchase Price”) for such installment shall be a percentage of the Purchase Price equal to the tenancy in common percentage undivided interest in the Property being conveyed to Buyer.

3. Payment of Purchase Price. The Purchase Price shall be paid to Seller by Buyer as follows:

3.1 Escrow Deposit. Within three (3) business days after the full execution and delivery of this Agreement, Buyer shall deliver Six Million Five Hundred Thousand Dollars ($6,500,000) (the “Deposit”) to First American Title Insurance Company, at its offices at 1737 N. First Street, San Jose, California, Attention: Bill Perry, which company, in its capacity as escrow holder hereunder, is called “Escrow Agent”. The Deposit, together with all interest earned thereon, is referred to herein as the “Escrow Deposit”. If, pursuant to Section 5 below, Seller elects to convey portions of the Property to Buyer in more than one conveyance, then One Million Five Hundred Thousand Dollars ($1,500,000) of the Escrow Deposit shall be applied towards the Installment Purchase Price of the first closing of any such portion and the remainder of the Escrow Deposit shall be applied to the Installment Purchase Price of the final closing, upon which Buyer shall have acquired all of the Property (the “Final Closing”). The Escrow Deposit shall be delivered to Escrow Agent by wire transfer of immediately available federal funds or by bank or cashier’s check drawn on a national bank reasonably satisfactory to Seller. Such amount shall be held by Escrow Agent as a deposit against the Purchase Price or Installment Purchase Price in accordance with the terms and provisions of this Agreement. If Buyer delivers the “Go Hard Notice” (as defined below), prior to the expiration of the “Due Diligence Period” (as defined below), then the Escrow Deposit shall be non-refundable to Buyer, except as expressly provided in this Agreement. Upon delivery of the Go Hard Notice, a memorandum of this Agreement, in the form attached hereto as Exhibit “C”, shall be recorded by Seller and Buyer in the official records of the County. At all times that the Deposit is being held by Escrow Agent, the Deposit shall be invested by Escrow Agent in the following investments (“Approved Investments”): (i) United States Treasury obligations, (ii) United States Treasury-backed repurchase agreements issued by a major money center banking institution reasonably acceptable to Seller and Buyer, (iii) the Bank of America money market fund that invests in U.S. Treasury securities known as “Nations Treasury Reserves - Daily Shares (symbol NTRDX)”, or (iv) such other manner as may be reasonably agreed to by Seller and Buyer. The Escrow Deposit shall be disposed of by Escrow Agent only as provided in this Agreement.

3.2 Closing Payment. The Purchase Price (or Installment Purchase Price, as applicable), as adjusted by the application of the Escrow Deposit and by the prorations and credits specified herein, shall be paid to Escrow Agent by wire transfer of immediately available federal funds (through the escrow described in Section 5.1) on each “Closing Date” (as defined below) (the amount to be paid under this Section 3.2 being herein called a “Closing Payment”).

4. Conditions Precedent. The obligation of Buyer to purchase, and Seller to sell the Property or any “Designated Portion” (as defined below) as contemplated by this Agreement is subject to satisfaction of each of the following respective conditions precedent (any of which may be waived prior to the applicable closing only in writing and only by the party in whose favor such condition exists) on or before the applicable date specified for satisfaction of the applicable condition. If any of such conditions is not fulfilled (or so waived in writing) pursuant to the terms of this Agreement, then the party in whose favor such condition exists may terminate this Agreement and, in connection with any such termination made in accordance with this Section 4, Seller and Buyer shall be released from further obligation or liability hereunder (except for those obligations and liabilities which, pursuant to the terms of this Agreement, survive such termination [and without releasing any party for a breach or default occurring prior to such termination]), and the Escrow Deposit shall be disposed of in accordance with Section 9.

4.1 Title Matters.

4.1.1 Title Report. Seller has delivered to Buyer a copy of a preliminary title report (“Preliminary Title Report”) dated December 19, 2006, covering the Property from First American Title (which company, in its capacity as title insurer hereunder, is herein called the “Title Company”). If Buyer delivers the Go Hard Notice on or before the end of the Due Diligence Period, Buyer shall be deemed to have approved the typed exceptions to title shown on Schedule “B” of the Preliminary Title Report and any items disclosed by any survey (the “Survey”) reviewed by Buyer prior to the expiration of the Due Diligence Period. Approval by Buyer of any additional exceptions (the “Additional Exceptions”) to title or survey matters that are first disclosed to Buyer after the expiration of the Due Diligence Period shall be a condition precedent to Buyer’s obligations to purchase the Property. Unless Buyer gives written notice that it disapproves any such Additional Exceptions, stating the exceptions so disapproved, on or before the date (“Applicable Disapproval Date”) which is ten (10) business days after such Additional Exception is disclosed, Buyer shall be deemed to have approved said Additional Exception. If, for any reason, on or before the applicable Closing Date, Seller does not cause any exceptions to title which Buyer disapproves (to the extent Buyer is permitted hereunder to so disapprove) to be removed at no cost or expense to Buyer (Seller having the right but not the obligation to do so), then a condition to Buyer’s obligation to close shall not have been satisfied and the obligation of Seller to sell, and Buyer to buy, the Property as herein provided shall terminate (and no party hereto shall have any further obligations in connection herewith except under those provisions that expressly survive a termination of this Agreement). Notwithstanding the foregoing provisions of this Section 4.1.1, Seller shall be obligated to cause the release of any “Seller Encumbrances” (which, as used herein, means any monetary liens created or suffered by Seller, or any lis pendens or judgment liens as a result of Seller’s actions, that encumber the Land and Improvements, other than mechanics liens arising from the failure of Lessee or Buyer to pay its bills). Seller may use the Purchase Price or applicable Installment Purchase Price to effectuate such release concurrently with the applicable Closing.

4.1.2 Title Contingency. A condition precedent to Buyer’s obligation to purchase the Property (or the “Designated Portion” (as defined below) as applicable) shall be the irrevocable and unconditional written agreement of Title Company to record the “Deed” (defined below) on the applicable Closing Date and to issue to Buyer effective as of the date and time the deed is recorded, an ALTA Form B (1970, amended 10/17/70, or if the 1970, amended 10/17/70, form is not available, the 1970 form with 1984 amendment and, if that is not available, the 1992 form with no creditors’ rights exclusion and no arbitration) extended coverage owner’s title insurance policy (“Owner’s Policy”), or equivalent form acceptable to Buyer, without a creditor’s rights exclusion or including an endorsement eliminating the creditor’s rights exclusion, with coverage in the amount of the Purchase Price or the applicable Installment Purchase Price (or such greater amount, up to the total anticipated cost of acquisition, development and construction of the Property, as Buyer may elect) and dated as of the date and time the applicable Deed is recorded, indicating title to the Land (including any easements described herein for the benefit of the Property) and Improvements to be vested of record in Buyer, subject solely to the “Permitted Exceptions” (as hereinafter defined), and including the “Title Endorsements” (as hereinafter defined). As used herein:

“Permitted Exceptions” means the following: (1) the lien of any real estate taxes and assessments for the “Current Tax Year” (as defined below) and subsequent periods, provided that the same are prorated in accordance with this Agreement; and (2) such other matters set forth in the Preliminary Title Report or Survey which are approved or deemed approved by Buyer during the Due Diligence Period (or by the Applicable Disapproval Date with respect to any Additional Exception).

“Title Endorsements” means the endorsements included in any title commitment or proforma or specimen policy issued by the Title Company on or prior to the expiration of the Due Diligence Period (or by the Applicable Disapproval Date with respect to any Additional Exception).

4.2 Due Diligence Reviews. Except for title matters (which shall be governed by the provisions of Section 4.1 above), Buyer shall have until 11:59 a.m. (Pacific time) on February 1, 2007 (the period beginning on the date hereof and ending on such date being herein called the “Due Diligence Period”) within which to perform and complete all of Buyer’s due diligence examinations, reviews and inspections of all documents listed in Exhibit “D” attached hereto, and all matters pertaining to the Property, including all leases and service contracts, all physical, environmental and compliance matters and conditions respecting the Property, copies of Seller’s insurance policies, copies of Seller’s financial and operating statements, but excluding any confidential information; provided, however, in the case of any confidential information that would be material to an institutional investor in deciding whether to purchase the Property, Seller shall notify Buyer in writing of the existence of the same and shall either (1) give Buyer the right to terminate this Agreement or (2) disclose the same to Buyer on the condition that Buyer execute a confidentiality agreement reasonably satisfactory to Buyer and Seller. During the Due Diligence Period, Seller shall provide Buyer with reasonable access to the Property and its files (and the files of the engineer, architect, land use counsel, and other consultants and professionals engaged by Seller in connection with the Property) relating to the Property (excluding confidential information, except as aforesaid) upon reasonable advance notice and shall also provide to Buyer copies of such leases and service contracts and other contracts as Buyer shall reasonably request, all upon reasonable advance notice. Furthermore, Seller shall not unreasonably withhold its consent to any physically invasive testing desired by Buyer in connection with such inspections of the Property. If, on or before the expiration of the Due Diligence Period, Buyer elects to continue with the purchase of the Property, Buyer shall deliver to Seller a notice expressing its interest to go forward with such purchase (the “Go Hard Notice”). If Buyer does not deliver the Go Hard Notice to Seller prior to the expiration of the Due Diligence Period, then Buyer’s obligations under this Agreement (and this Agreement) shall terminate and Escrow Agent shall immediately return the full Escrow Deposit to Buyer.

4.2.1 Indemnity; Review Requirements. Buyer will and does hereby indemnify, defend, and hold Seller and the Property harmless from and against any mechanics’ liens, personal injury (including death) or physical property damage (or any liability, damage, loss, cost or expense resulting therefrom), and reasonable attorneys fees and costs incurred by Seller defending against the same, caused by Buyer in the conduct of its due diligence examinations, reviews and inspections (other than that arising from the discovery of preexisting conditions). The foregoing obligation shall survive any termination of this Agreement. In the event of any termination hereunder (other than by reason of Seller’s default), Buyer shall return all documents and other materials furnished by Seller hereunder and at Seller’s written request, Buyer shall promptly deliver to Seller true, accurate and complete copies of any written reports relating to the Property prepared for or on behalf of Buyer by any third party. Prior to Closing, Buyer shall maintain the confidentiality of all information or data received from Seller in connection with any of the inspections, reviews or examinations; provided, however, that (x) such information or data may be disclosed by Buyer as Buyer may reasonably determine for its own valid business purposes, and (y) the foregoing confidentiality restriction shall not apply to any information or data that is available to Buyer from any other source (other than by reason of a breach by Buyer of such confidentiality restriction).

4.3 Performance by Seller. The performance and observance, in all material respects, by Seller of all covenants and agreements of this Agreement to be performed or observed by Seller prior to or on the Closing Date shall be a condition precedent to Buyer’s obligation to purchase the Property. Without limitation on the foregoing, in the event that the “Seller Closing Certificate” (as defined below) shall disclose any material exception to the representations and warranties of Seller contained in this Agreement or any certificate delivered by Seller in connection herewith which are not otherwise permitted or contemplated by the terms of this Agreement, then Buyer shall have the right to terminate this Agreement upon prior written notice to Seller.

4.4 Performance by Buyer. The performance and observance, in all material respects, by Buyer of all covenants and agreements of this Agreement to be performed or observed by Buyer prior to or on the Closing Date shall be a condition precedent to Seller’s obligation to sell the Property. Without limitation on the foregoing, in the event that the “Buyer Closing Certificate” (as defined below) shall disclose any material exception to the representations and warranties of Buyer contained in this Agreement or any certificate delivered by Buyer in connection herewith which are not permitted or contemplated by the terms of this Agreement, then Seller shall have the right to terminate this Agreement upon prior written notice to Buyer.

5. Closing Procedure. The sale and purchase of the entire Property shall be consummated on or before November 30, 2007 (the “Outside Closing Date”). Notwithstanding the foregoing, Seller shall have the right to elect to convey tenancy in common interests (each a “Designated Portion”) to Buyer in such percentages (each a “Designated Percentage”) to be determined by Seller upon thirty (30) days advance written notice to Buyer; provided that in all events (a) the entire Property shall be conveyed to Buyer on or prior to the Outside Closing Date, and (b) Seller shall convey the Property in no more than three (3) such conveyances. If Seller elects to sell the Property in installments, then the closing date for each portion of the Property sold shall be thirty (30) days after the date of such notice; provided that Seller shall have the one-time right upon fifteen (15) days prior written notice prior to a then-scheduled Closing to cancel such planned Closing (with such cancellation only effecting the date of such conveyance, not Seller’s obligation to convey all of the Property to Buyer on or prior to the Outside Closing Date). The date on which the Property or any Designated Portion is conveyed to Buyer is referred to as the “Closing Date”.

5.1 Escrow. On or before 2:00 p.m. Pacific time on the applicable Closing Date, the parties shall deliver to Escrow Agent the following: (1) by Seller, a duly executed and acknowledged original grant deed (each a “Deed”) in the form of Exhibit “F”, and (2) by Buyer, the Closing Payment in immediately available federal funds. If the Closing Payment is received on the Closing Date but after 2:00 p.m. Pacific time, then the Closing Date shall be changed to the next business day. Such delivery shall be made pursuant to this Agreement and any supplemental escrow instructions (“Supplemental Escrow Instructions”). The conditions to the closing of such escrow shall include the Escrow Agent’s receipt of the Closing Payment and a notice from each of Buyer and Seller authorizing Title Company to close the transactions as contemplated herein (each of Buyer and Seller being obligated to deliver such authorization notice on the Closing Date as soon as it is reasonably satisfied that the other party is in a position to deliver the items to be delivered by such other party under Section 5.2 below).

5.2 Delivery to Parties. Upon the satisfaction of the conditions set forth in the Supplemental Escrow Instructions, then (x) the Deed shall be delivered to Buyer by Escrow Agent depositing the same for recordation, (y) the Closing Payment (and, if applicable, the Escrow Deposit) shall be delivered by Escrow Agent to Seller and (z) on the Closing Date, the following items shall be delivered:

5.2.1 Seller Deliveries. Seller shall deliver to Buyer the following:

(a) A duly executed bill of sale, assignment and assumption agreement (“Assignment and Assumption Agreement”) from Seller with respect to the tangible and intangible personal property included in the Property (including the Existing Lease and Service Agreements) in the form of Exhibit “G” (to the extent Seller is only conveying a Designated Portion, Seller shall only convey the respective Designated Percentage in such tangible and intangible personal property);

(b) A duly executed certificate of Seller (the “Seller Closing Certificate”) in the form of Exhibit “H” updating the representations and warranties contained in Section 7.1 hereof to the Closing Date and noting any changes thereto;

(c) A duly executed certificate of “non-foreign” status in the form of Exhibit “I” from Seller and any required state withholding or non-foreign status certificate;

(d) On the first Closing Date, a duly executed tenancy in common agreement (the “TIC Agreement”) from Seller in the form of Exhibit “J”;

(e) On the first Closing Date, a duly executed memorandum of the tenancy in common agreement (the “Memorandum of TIC Agreement”) from Seller in the form of Exhibit “K”;

(f) Evidence reasonably satisfactory to Buyer and Title Company respecting the due organization of Seller and the due authorization and execution of this Agreement and the documents required to be delivered hereunder;

(g) On the final Closing Date, to the extent they are then in Seller’s possession, and have not theretofore been delivered to Buyer: (i) any plans and specifications for all Improvements on the Property; (ii) all unexpired warranties and guarantees which Seller has received in connection with any work or services performed with respect to, or equipment installed in, the improvements on the Property; (iii) all keys and other access control devices for all improvements on the Property; (iv) all documents of Seller relating to the Property; (v) originals of the Existing Lease and of any correspondence or other documents amending the provisions thereof; and (vi) originals of all service agreements that will remain in effect after the Final Closing and all correspondence and records relating to the on-going operations (including tenant billings) and maintenance of the Property. In addition, Seller shall direct its property management company, if any, to deliver any documents or other files of Seller which are reasonably related to such on-going operations and which are in such management company’s possession to Buyer at the Final Closing; and

(h) Such additional documents as may be reasonably required by Buyer and Title Company in order to consummate the transactions hereunder (provided the same do not increase in any material respect the costs to, or liability or obligations of, Seller in a manner not otherwise provided for herein).

5.2.2 Buyer Deliveries. Buyer shall deliver to Seller the following:

(a) A duly executed and acknowledged Assignment and Assumption Agreement;

(b) A duly executed TIC Agreement;

(c) A duly executed Memorandum of TIC Agreement;

(d) A certificate of Buyer (the “Buyer Closing Certificate”) in the form of Exhibit “L” updating the representations and warranties contained in Section 7.2 hereof to the Closing Date and noting any changes thereto;

(e) Evidence reasonably satisfactory to Seller and Title Company respecting the due organization of Buyer and the due authorization and execution of this Agreement and the documents required to be delivered hereunder; and

(f) Such additional documents as may be reasonably required by Seller and Title Company in or to consummate the transactions hereunder (provided the same do not increase in any material respect the costs to, or liability or obligations of, Buyer in a manner not otherwise provided for herein).

5.3 Closing Costs. Seller shall pay (1) 50% of all state, county and city transfer taxes payable, if any, in connection with the transfer contemplated herein, (2) the title insurance premium for the CLTA portion of the Owner’s Policy, and (3) 50% of all escrow charges. Buyer shall pay (1) 50% of all state, county and city transfer taxes payable, if any, in connection with the transfer contemplated herein, (2) 50% of all escrow charges and documentary transfer taxes, (3) the costs of extended coverage and any endorsements to the Owner’s Policy, (4) the costs, if any, to update the Survey, and (5) all fees, costs or expenses in connection with Buyer’s due diligence reviews hereunder. Any other closing costs shall be allocated in accordance with local custom. Seller and Buyer shall pay their respective shares of prorations as hereinafter provided.

5.4 Prorations.

5.4.1 Items to be Prorated. The following shall be prorated between Seller and Buyer as of the beginning of the applicable Closing Date (on the basis of the actual number of days elapsed over the applicable period):

(a) All real estate taxes and assessments on the Property for the tax year (the “Current Tax Year”) in which the Closing occurs (with Seller and Buyer each being responsible for a pro rata share of such taxes and assessments based upon the number of days in such tax year occurring before the Closing Date, in the case of Seller, and on or after the Closing Date, in the case of Buyer). Seller shall be responsible for all taxes and assessments for any tax year prior to the Current Tax Year. However, Buyer shall be solely responsible, and in no event shall Seller be charged with or be responsible, for any increase in the taxes on the Property resulting from the sale contemplated hereby or from any improvements made or leases entered into on or after the Closing. If any assessments on the Property are payable in installments, then the installment for the current period shall be prorated (with Buyer being allocated the obligation to pay any installments due after the Closing Date).

(b) All fixed and additional rentals under the Existing Lease. At the Final Closing, Seller shall credit Buyer an amount equal to, all prepaid rentals for periods after the final Closing Date and all refundable security deposits.

(c) All operating expenses including any premiums for casualty and liability insurance relating to the Property which Seller has paid, where the term of such insurance policy coverage continues after Buyer becomes a partial owner of the Property (but not for periods continuing after Buyer has acquired all of the Property) and insures Buyer, as well as Seller; however, there will be no prorations for debt service or payroll (because Buyer is not acquiring Seller’s financing or employees).

5.4.2 Calculation. The prorations and payments shall be made on the basis of a written statement submitted to Buyer and Seller by Escrow Agent prior to the Close of Escrow and approved by Buyer and Seller. To the extent any such Closing is only for a portion of the Property, Buyer shall only be responsible for the Designated Percentage of such prorated amount. Any item which cannot be finally prorated because of the unavailability of information shall be tentatively prorated on the basis of the best data then available and reprorated when the information is available. In the event any prorations or apportionments made under this Section 5.4.2 shall prove to be incorrect for any reason, then any party shall be entitled to an adjustment to correct the same provided a written request identifying the error in reasonable detail is given to the other party no later than twelve (12) months after the Closing.

5.5 Conveyance of Intangible Property. In the event that Seller elects to convey the Property to Buyer in more than one installment, the Intangible Property shall remain in the name of Seller until the Final Closing Date and be governed by the terms of the TIC Agreement as if the Intangible Property were included in the definition of “Property” thereunder.

6. Condemnation or Destruction of Property. In the event that, after the date hereof either any portion of the Property is taken pursuant to eminent domain proceedings or any of the improvements on the Property are damaged or destroyed by any casualty, Seller shall be required to give Buyer prompt written notice of the same. Upon and after the initial Closing Date, Seller shall deliver and assign to Buyer (except to the extent any condemnation proceeds or insurance proceeds are attributable to lost rents or other items applicable to any period prior to the Closing), all claims of Seller respecting any condemnation or casualty insurance coverage, as applicable, and all condemnation proceeds or proceeds from any such casualty insurance received by Seller on account of any casualty (except to the extent required for collection costs or repairs by Seller prior to the final Closing Date), as applicable, and Buyer shall be responsible for any repairs or construction required under the Existing Lease. In connection with any assignment of insurance proceeds hereunder, Buyer shall be credited against the Purchase Price at the next Closing with an amount equal to a pro rata share commensurate with Seller’s then percentage ownership interest in the Property of the applicable deductible amount under Seller’s insurance (except to the extent required for collection costs or repairs by Seller). Prior to the initial Closing Date, in the event that Lessee terminates the Existing Lease under Section 9 thereof, Buyer shall also have the right to terminate this Agreement and be entitled to a return of the Escrow Deposit.

7. Representations and Warranties.

7.1 Representations and Warranties of Seller.

7.1.1 GENERAL DISCLAIMER/AS-IS PURCHASE. EXCEPT AS SPECIFICALLY SET FORTH IN SECTION 7.1.2 BELOW OR THE DEED AND THE OTHER DOCUMENTS TO BE DELIVERED HEREUNDER (COLLECTIVELY, THE “CONVEYANCING DOCUMENTS”), THE SALE OF THE PROPERTY HEREUNDER IS AND WILL BE MADE ON AN “AS IS” BASIS AND WITH ALL FAULTS, WITHOUT REPRESENTATIONS AND WARRANTIES OF ANY KIND OR NATURE, EXPRESS, IMPLIED OR OTHERWISE, INCLUDING ANY REPRESENTATION OR WARRANTY CONCERNING TITLE TO THE PROPERTY, THE PHYSICAL CONDITION OF THE PROPERTY (INCLUDING THE CONDITION OF THE SOIL OR THE IMPROVEMENTS), THE ENVIRONMENTAL CONDITION OF THE PROPERTY (INCLUDING THE PRESENCE OR ABSENCE OF HAZARDOUS SUBSTANCES ON OR RESPECTING THE PROPERTY), THE COMPLIANCE OF THE PROPERTY WITH APPLICABLE LAWS AND REGULATIONS (INCLUDING ZONING AND BUILDING CODES OR THE STATUS OF DEVELOPMENT OR USE RIGHTS RESPECTING THE PROPERTY), THE FINANCIAL CONDITION OF THE PROPERTY OR ANY OTHER REPRESENTATION OR WARRANTY RESPECTING ANY INCOME, EXPENSES, CHARGES, LIENS OR ENCUMBRANCES, RIGHTS OR CLAIMS ON, AFFECTING OR PERTAINING TO THE PROPERTY OR ANY PART THEREOF. BUYER ACKNOWLEDGES THAT, DURING THE DUE DILIGENCE PERIOD, BUYER WILL EXAMINE, REVIEW AND INSPECT ALL MATTERS WHICH IN BUYER’S JUDGMENT BEAR UPON THE PROPERTY AND ITS VALUE AND SUITABILITY FOR BUYER’S PURPOSES. EXCEPT AS TO MATTERS SPECIFICALLY SET FORTH IN SECTION 7.1.2 BELOW OR THE CONVEYANCING DOCUMENTS, BUYER WILL PROCEED WITH THE CLOSING CONTEMPLATED HEREBY SOLELY ON THE BASIS OF ITS OWN PHYSICAL AND FINANCIAL EXAMINATIONS, REVIEWS AND INSPECTIONS AND THE TITLE INSURANCE PROTECTION AFFORDED BY THE OWNER’S POLICY.

/s/ SD	/s/ KT
Seller’s Initials	Buyer’s Initials

7.1.2 Limited Representations and Warranties of Seller. Seller hereby represents and warrants to Buyer as follows:

(a) Leases. To Seller’s actual knowledge, there are no leases (or other agreements regarding use or occupancy) of space in the Property which will be in force on the Closing Date and under which Seller is the landlord (whether by entering into the leases or acquiring the Property subject to the leases) other than the Existing Lease.

(b) Litigation. To Seller’s actual knowledge, there is no pending (and Seller has not received any written notice of any threatened) action, litigation, arbitration, mediation, reference, condemnation or other proceeding (collectively, “Proceeding”) involving any portion of the Property or against Seller and Seller is not aware of any Proceeding involving any portion of the Property (other than routine slip and fall claims covered by insurance) that has previously been settled or otherwise concluded. Seller has no knowledge of any contemplated condemnation or existing or contemplated special assessment affecting any portion of the Property.

(c) Compliance. To Seller’s actual knowledge, Seller has received no written notice to the effect that the Property is not in compliance with applicable laws and ordinances or that there has been or may be an investigation of the Property by any governmental authority having jurisdiction over the Property.

(d) Service Agreements. To Seller’s actual knowledge, Seller has not entered into any service agreements, equipment leasing contracts or other contracts relating to the Property which will be in force after the Closing, except for the Existing Lease, the Service Agreements and contracts recorded in the official records of the county in which the Property is located. As used herein, the “Service Agreements” means, collectively, (a) contracts described in Exhibit “M”, and (b) contracts entered into in accordance with this Agreement. The Service Agreements are in full force and effect, have not been amended and, to Seller’s knowledge, are free from monetary default or material non-monetary default.

(e) Due Authority. This Agreement and all agreements, instruments and documents herein provided to be executed or to be caused to be executed by Seller is and on the Closing Date will be duly authorized, executed and delivered by and are binding upon Seller. Seller is a corporation, duly organized and validly existing and in good standing under the laws of the State of California, and is qualified to do business in the State of California. Seller has the capacity and authority to enter into this Agreement and consummate the transactions herein provided without the consent or joinder of any other party.

(f) Consents; No Conflict. To Seller’s actual knowledge, Seller has obtained all consents and permissions related to the transactions herein contemplated and required under any covenant, agreement, encumbrance, or applicable laws. To Seller’s actual knowledge, neither this Agreement nor any agreement, document or instrument executed or to be executed in connection with the same, nor anything provided in or contemplated by this Agreement or any such other agreement, document or instrument, does now or shall hereafter breach, violate, invalidate, cancel, make inoperative or interfere with, or result in the acceleration or maturity of, any agreement, document, instrument, right or interest, or applicable law affecting or relating to Seller or the Property.

(g) Environmental Matters. To Seller’s actual knowledge, except as set forth in the reports described in Exhibit “N” (the “Environmental Reports”), there is (and has been) no “Hazardous Material” at, upon or adjacent to the Property. The term “Hazardous Material” shall mean asbestos, mold, petroleum products, and any other hazardous waste or substance which has, as of the date hereof, been determined to be hazardous or a pollutant by the U.S. Environmental Protection Agency, the U.S. Department of Transportation, or any instrumentality authorized to regulate substances in the environment which has jurisdiction over the Property, provided, however, that the term “Hazardous Material” shall not include (x) motor oil and gasoline contained in or discharged from vehicles not used primarily for the transport of motor oil or gasoline, or (y) materials which are stored or used in the ordinary course of a tenant’s occupancy at (or Seller’s, or Seller’s managing agents’ operation of) the Property, and which are stored and used in compliance with all applicable environmental laws and which do not pose any material threat to the environment or person or property.

When a statement is made under this Agreement to the “actual knowledge” of Seller (or other similar phrase), it means that neither of Andrew Diamond or Steve Diamond, without any obligation of additional diligence or inquiry, has any actual knowledge of any facts indicating that such statement is not true; provided that neither of such individuals shall have any personal liability under this Agreement with respect to such matters.

7.2 Representations and Warranties of Buyer. Buyer hereby represents and warrants to Seller: (1) this Agreement and all agreements, instruments and documents herein provided to be executed or to be caused to be executed by Buyer are and on the Closing Date will be duly authorized, executed and delivered by and are binding upon Buyer; (2) Buyer is a limited liability company, duly organized and validly existing and in good standing under the laws of the State of Delaware; and Buyer is duly authorized and qualified to do all things required of it under this Agreement; and (3) Buyer has the capacity and authority to enter into this Agreement and consummate the transactions herein provided without the consent or joinder of any other party (except as otherwise may be set forth in this Agreement).

7.3 Survival. Any cause of action of a party (the “Benefiting Party”) under this Agreement for a breach of the representations and warranties or any other provision in this Agreement or any certificate delivered in connection herewith by the other party (the “Obligated Party”) shall survive until the date that is twelve (12) months after the final Closing Date (the period beginning on the date hereof and ending on such date being herein called the “Survival Period”), at which time such representations and warranties and other provisions (and any cause of action resulting from a breach thereof) shall terminate except as to any breach with respect to which the Benefiting Party gives the Obligated Party written notice (identifying such breach with reasonable detail) on or before the date that is twelve (12) months after the final Closing Date. Notwithstanding the foregoing, if a Benefiting Party shall have knowledge as of the date of this Agreement that any of the representations or warranties of the Obligated Party contained herein or in any certificate delivered in connection herewith are false or inaccurate, then the Obligated Party shall not have any liability or obligation respecting such false or inaccurate representations or warranties (and any cause of action resulting therefrom shall terminate upon the Closing).

8. Interim Covenants of Seller. Until the earlier of the Final Closing or the termination of this Agreement:

8.1 Maintenance and Operation. Seller shall maintain and operate the Property in the same manner as prior hereto pursuant to its normal course of business and in accordance with all of its obligations under the Existing Lease, and in accordance with the TIC Agreement after the Initial Closing.

8.2 Service Agreements. Seller shall not enter into, materially modify or terminate any additional service contracts or other similar agreements relating to the Property or materially modify or terminate the Service Agreements without the prior consent of Buyer. Notwithstanding the fact that Seller may convey tenancy in common interests in the Property to Buyer (and, accordingly, the applicable Designated Percentage in any Service Agreement), Seller shall continue to perform its obligations under any Service Agreement (subject to reimbursement under the TIC Agreement).

8.3 Leases. Seller shall not enter into any new leases without Buyer’s prior written consent.

8.4 Access to the Property. Seller shall continue to give Buyer access to the Property in accordance with and subject to the provisions of Section 4.2.

8.5 Encumbrances. Prior to the earlier of (a) the Final Closing and (b) the termination of this Agreement, Seller shall not encumber its ownership interest in the Property with any mortgages, deeds of trust, easements or other encumbrances except as expressly permitted above.

8.6 Lease: No Merger; Amendment. During any period when both Seller and Buyer are owners of the Property as tenants in common, the Existing Lease, as it may be modified hereunder, shall remain in full force and effect as to the entire Property, and said Lease shall not merge in whole or in part with Buyer’s partial ownership of the Property. In the event that Buyer gives written notice to Seller that Buyer intends to obtain financing in connection with its acquisition or development of the Property secured inter alia by Lessee’s interest in the Existing Lease (“Construction Financing”), then, as a condition precedent to Buyer’s right to obtain such Construction Financing as permitted hereunder, Seller shall negotiate with Lessee concerning an amendment (the “Lease Amendment”) to the Existing Lease, and as a result of such negotiations an amendment thereto must be executed by Seller and Lessee on terms and conditions which are satisfactory to Seller and Lessee and which accomplish the following objectives: (a) modifies the economic and rental terms of the Existing Lease to be effective during any period of the term of the Existing Lease which occurs after the Outside Closing Date when Seller remains an owner in whole or in part of the Property by reason of Buyer’s default in completing its purchase of the Property hereunder, and (b) enables Lessee or Buyer to satisfy the requirements of its lender for the Construction Financing, including (1) extending the term of the lease to twenty (20) years, (2) providing customary leasehold mortgagee protections, and (c) including such other non-economic modifications of the terms of the Existing Lease reasonably requested by such lender which do not materially adversely affect Seller’s rights or obligations under said Existing Lease. Nothing herein shall require either Party to agree to such Lease Amendment.

8.7 Entitlement and Construction Matters. From and after the delivery of the Go-Hard Notice and provided Buyer is not then in material default hereunder:

8.7.1 Seller shall not take or authorize, directly or indirectly, any action which modifies or changes the current entitlements of the Property without the written consent of Buyer.

8.7.2 Buyer, at its sole cost and expense, shall have the right to (a) procure any subdivision or any governmental entitlements, approvals, permits, consents and licenses it deems reasonably necessary to further develop the Property (collectively, the “Development Rights”), and (b) file any reports or other documents and otherwise providing any information relating to the Property required by applicable laws or requested by the applicable governmental agencies in connection therewith. Seller agrees to (a) furnish information reasonably requested by Buyer in connection with the Development Rights and (b) within five (5) business days of request from Buyer, execute any and all reasonably necessary or desired documents, agreements or other items in connection with the Development Rights, including all applications, agreements, plans, plats and similar items; provided that Seller shall have no obligation to execute any agreement that results in a material increase in the obligations or potential liability of Seller.

8.7.3 So long as Buyer has not received written notice that it is in material default of its obligations under this Agreement, Buyer, at its sole cost and expense, may perform or cause to be performed any design, engineering and construction and services in connection with the development of the Property (collectively, the “Work”), including (i) providing any labor, materials, equipment and services, (ii) installing or constructing any additional improvements, (iii) posting any required bonds, guarantees, sureties, and deposits, (iv) obtaining any design documents, architectural plans, drawings, and schematics, and (v) filing any reports and other documents and otherwise providing any information relating to the Property or the Work; provided that (1) any such Work is limited to reasonably minimal site preparation work (it being agreed that Work limited to the establishing and construction of the foundation of a new structure is reasonably minimal site preparation), and (2) no such Work shall alter or change the existing building located on the Property as of the date hereof. Buyer shall perform, or cause to be performed, any Work in a good and workmanlike manner and comply with and give all notices required by laws, ordinances, rules, regulations, and lawful orders of public authorities bearing on the Property and the performance of the Work. Buyer shall immediately provide to Seller copies of all notices received by Buyer alleging any failure to comply with applicable laws.

8.7.4 Seller agrees to execute any estoppel, consent or recognition agreement reasonably requested by any lender providing Construction Financing.

9. Disposition of Escrow Deposit.

9.1 If the transaction herein provided shall not close by reason of Seller’s default under this Agreement or the failure of satisfaction of the conditions benefiting Buyer under Section 4 or the termination of this Agreement in accordance with Section 6, then any remaining Escrow Deposit shall be immediately returned to Buyer, and no party shall have any further obligation or liability to the other (except under those provisions of the TIC Agreement or the provisions of this Agreement that expressly survive a termination of this Agreement); provided, however, if the transactions, or some of them, provided for hereunder shall fail to close by reason of Seller’s default, then Buyer shall be entitled to either (1) specifically enforce this Agreement or (2) terminate Buyer’s remaining purchase obligations under this Agreement and obtain a return of any remaining Escrow Deposit, but no other action, for rescission of previously completed transfers of partial interests hereunder, for damages or otherwise, shall be permitted.

9.2 IN THE EVENT THE TRANSACTION HEREIN PROVIDED SHALL NOT CLOSE BY REASON OF BUYER’S DEFAULT (ALL CONDITIONS BENEFITING BUYER UNDER SECTION 4 HAVING BEEN SATISFIED OR WAIVED IN WRITING), THEN THE ESCROW DEPOSIT SHALL BE DELIVERED TO SELLER AS FULL COMPENSATION AND LIQUIDATED DAMAGES UNDER AND IN CONNECTION WITH THIS AGREEMENT, AND IN SUCH EVENT, BUYER SHALL NOT BE LIABLE TO SELLER FOR MONETARY DAMAGES EXCEPT FOR FORFEITURE OF THE ESCROW DEPOSIT (AND AS PROVIDED UNDER THOSE PROVISIONS OF THIS AGREEMENT THAT EXPRESSLY SURVIVE A TERMINATION OF THIS AGREEMENT). IN CONNECTION WITH THE FOREGOING, THE PARTIES RECOGNIZE THAT SELLER WILL INCUR EXPENSE IN CONNECTION WITH THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT AND THAT THE PROPERTY WILL BE REMOVED FROM THE MARKET; FURTHER, THAT IT IS EXTREMELY DIFFICULT AND IMPRACTICABLE TO ASCERTAIN THE EXTENT OF DETRIMENT TO SELLER CAUSED BY THE BREACH BY BUYER UNDER THIS AGREEMENT AND THE FAILURE OF THE CONSUMMATION OF THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT OR THE AMOUNT OF COMPENSATION SELLER SHOULD RECEIVE AS A RESULT OF BUYER’S BREACH OR DEFAULT. IN THE EVENT THE SALE CONTEMPLATED HEREBY SHALL NOT BE CONSUMMATED ON ACCOUNT OF BUYER’S DEFAULT, THEN THE RETENTION OF THE ESCROW DEPOSIT SHALL BE SELLER’S SOLE AND EXCLUSIVE REMEDY UNDER THIS AGREEMENT BY REASON OF SUCH DEFAULT, SUBJECT TO THE PROVISIONS OF THIS AGREEMENT THAT EXPRESSLY SURVIVE A TERMINATION OF THIS AGREEMENT AND THE PARTIES SHALL TAKE SUCH ACTION AS MAY BE REQUIRED TO CAUSE THE ESCROW DEPOSIT TO BE DELIVERED TO SELLER. NOTWITHSTANDING ANYTHING HEREIN CONTAINED TO THE CONTRARY, IF ANY OF THE TRANSACTIONS PROVIDED FOR HEREUNDER SHALL FAIL TO CLOSE BY REASON OF BUYER’S DEFAULT, SELLER SHALL HAVE FULLY PERFORMED OR HAVE TENDERED FULL PERFORMANCE OF ITS OBLIGATIONS HEREUNDER AND SHALL BE READY, WILLING AND ABLE TO CLOSE AND SELLER HAS GIVEN BUYER WRITTEN NOTICE TO BUYER OF ITS ELECTION TO PROCEED UNDER THIS SENTENCE WITHIN THIRTY (30) DAYS AFTER SUCH DEFAULT, THEN SELLER SHALL BE ENTITLED TO SPECIFICALLY ENFORCE THIS AGREEMENT (AND SELLER SHALL NOT, AS TO THE PENDING TRANSFER OF AN INTEREST IN THE PROPERTY, BE ENTITLED TO THE FOREGOING LIQUIDATED DAMAGES BY REASON OF SUCH DEFAULT OF BUYER, OR TO BRING ANY OTHER ACTION, FOR DAMAGES OR OTHERWISE, EXCEPT FOR DAMAGES CUSTOMARILY AVAILABLE IN SPECIFIC PERFORMANCE ACTIONS RESULTING FROM A DELAY IN THE CLOSING, PROVIDED, FURTHER, THAT SUCH SPECIFIC PERFORMANCE ACTION SHALL BE FILED AND PROSECUTED PURSUANT TO AN ARBITRATION PROCEEDING UNDER SECTION 10 OF THIS AGREEMENT.

/s/ SD	/s/ KT
Seller’s Initials	Buyer’s Initials

9.3 In the event the transaction herein provided shall close, the Escrow Deposit shall be applied as a partial payment of the Purchase Price or Installment Purchase Price, in accordance with the provisions of Section 3.1 hereof, if applicable.

9.4 Notwithstanding anything to the contrary in this Agreement, in no event shall Buyer or Seller be liable to the other for any consequential or punitive damages with respect to defaults under this Agreement.

10. ARBITRATION OF DISPUTES. ANY CONTROVERSY OR CLAIM ARISING UNDER OR RELATING TO THIS AGREEMENT OR ANY OF THE EXHIBITS ATTACHED TO IT, AND ANY PROCEEDINGS TO ENFORCE THIS AGREEMENT OR RIGHTS UNDER (OR RELATING TO) THIS AGREEMENT AND ITS EXHIBITS OTHER THAN THE “EXCLUDED MATTERS” (AS HEREINAFTER DEFINED) SHALL BE SETTLED BY ARBITRATION IN THE CITY OF SAN FRANCISCO, CALIFORNIA, IN ACCORDANCE WITH THE THEN EXISTING RULES (“RULES”) OF PRACTICE AND PROCEDURE OF THE JUDICIAL ARBITRATION & MEDIATION SERVICES (“JAMS”). NOTWITHSTANDING ANYTHING CONTAINED IN THIS SECTION 10 TO THE CONTRARY, THE PARTIES AGREE THAT ANY ARBITRATION HEREUNDER SEEKING SPECIFIC PERFORMANCE SHALL BE FILED, PROSECUTED AND A FINAL DECISION OR AWARD MADE THEREIN ON AN EXPEDITED BASIS TO THE EXTENT NECESSARY TO PROTECT THE SELLER FROM BEING UNABLE, DUE TO THE PASSAGE OF TIME, TO COMPLETE A REVERSE, A SIMULTANEOUS OR A DEFERRED EXCHANGE OF THE SELLER’S INTEREST IN THE PROPERTY BEING SOLD, AS MAY BE REQUIRED TO COMPLY WITH INTERNAL REVENUE CODE SECTION 1031 AND RELATED SECTIONS AND REGULATIONS. THE PARTIES SHALL USE GOOD FAITH EFFORTS TO SELECT A SINGLE ARBITRATOR WITHIN TEN (10) DAYS OF A REQUEST BY ANY PARTY. IF THE PARTIES FAIL TO AGREE ON A SINGLE ARBITRATOR DURING SUCH 10-DAY PERIOD, THEN EITHER PARTY MAY REQUEST THAT JAMS APPOINT AN ARBITRATOR. AT THE TIME OF HIS OR HER APPOINTMENT, THE ARBITRATOR WILL BE REQUESTED TO HOLD AN ARBITRATION HEARING WITHIN THIRTY (30) DAYS. AS SOON AS PRACTICABLE AFTER SELECTION OF THE ARBITRATOR, THE ARBITRATOR SHALL DETERMINE A REASONABLE ESTIMATE OF THE ANTICIPATED FEES AND COSTS OF THE ARBITRATOR, AND SHALL RENDER A STATEMENT TO EACH PARTY SETTING FORTH SAID FEES AND COSTS. THEREAFTER EACH PARTY SHALL, WITHIN TEN (10) DAYS OF RECEIPT OF SAID STATEMENT, DEPOSIT ONE-HALF OF SAID SUM WITH THE ARBITRATOR(S) TO BE APPLIED AGAINST SUCH FEES AND COSTS (SUBJECT TO THE PROVISIONS OF THIS AGREEMENT). THE ARBITRATOR SHALL HAVE THE RIGHT TO DETERMINE THE SCOPE OF HIS OR HER JURISDICTION, THE EXTENT OF DISCOVERY AND TO GRANT EQUITABLE RELIEF, INCLUDING, THE RIGHT TO ORDER SPECIFIC PERFORMANCE OF THIS AGREEMENT, IN WHOLE OR IN PART , THE EXPUNGEMENT OF ANY LIS PENDENS WHICH THE ARBITRATOR DEEMS IMPROPER AND THE AMENDING OF CHANGES RELATING TO ANY IMPROPER LIS PENDENS FILING. THE PREVAILING PARTY SHALL BE ENTITLED TO REASONABLE ATTORNEYS’ FEES AND OTHER REASONABLE COSTS INCURRED IN CONNECTION WITH THE ARBITRATION OR ANY OTHER LITIGATION PLUS INTEREST ON THE AMOUNT OF ANY AWARD. JUDGMENT UPON THE AWARD RENDERED BY THE ARBITRATOR MAY BE ENTERED

IN ANY COURT HAVING JURISDICTION THEREOF. AS USED HEREIN, “EXCLUDED MATTERS” MEANS ANY CONTROVERSY, CLAIM OR PROCEEDING AFTER THE FINAL CLOSING OCCURS. THE PROVISIONS OF THIS ARTICLE 10 SHALL SURVIVE A TERMINATION OF THIS AGREEMENT.

ASSENT TO ARBITRATION PROVISION

NOTICE: BY INITIALING IN THE SPACE BELOW YOU ARE AGREEING TO HAVE ANY DISPUTE ARISING OUT OF THE MATTERS INCLUDED IN THE “ARBITRATION OF DISPUTES” PROVISION DECIDED BY NEUTRAL ARBITRATION AND YOU ARE GIVING UP ANY RIGHTS YOU MIGHT POSSESS TO HAVE THE DISPUTE LITIGATED IN A COURT OR JURY TRIAL. BY INITIALING IN THE SPACE BELOW YOU ARE GIVING UP YOUR JUDICIAL RIGHTS TO DISCOVERY (EXCEPT AS PROVIDED IN THE JAMS RULES) AND APPEAL, UNLESS THOSE RIGHTS ARE SPECIFICALLY INCLUDED IN THE “ARBITRATION OF DISPUTES” PROVISION. IF YOU REFUSE TO SUBMIT TO ARBITRATION AFTER AGREEING TO THIS PROVISION, YOU MAY BE COMPELLED TO ARBITRATE UNDER THE AUTHORITY OF THE CALIFORNIA CODE OF CIVIL PROCEDURE. YOUR AGREEMENT TO THIS ARBITRATION PROVISION IS VOLUNTARY.

WE HAVE READ AND UNDERSTAND THE FOREGOING AND AGREE TO SUBMIT DISPUTES ARISING OUT OF THE MATTERS INCLUDED IN THE “ARBITRATION OF DISPUTES” PROVISION TO NEUTRAL ARBITRATION.

/s/ SD	/s/ KT
Seller’s Initials	Buyer’s Initials

11. Miscellaneous.

11.1 Survival. Except as otherwise expressly provided herein, all warranties, representations, covenants, obligations and agreements contained in this Agreement shall survive the Closing and the transfer and conveyance of the Property hereunder and any and all performances hereunder.

11.2 Further Instruments. Each party will, whenever and as often as it shall be requested so to do by the other, cause to be executed, acknowledged or delivered any and all such further instruments and documents as may be necessary or proper, in the reasonable opinion of the requesting party, in order to carry out the intent and purpose of this Agreement.

11.3 Cumulative Remedies. Except as otherwise expressly herein provided, no remedy conferred upon a party in this Agreement is intended to be exclusive of any other remedy herein or by law provided or permitted, but each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law, in equity or by statute.

11.4 No Waiver. No waiver by a party of any breach of this Agreement or of any warranty or representation hereunder by the other party shall be deemed to be a waiver of any other breach by such other party (whether preceding or succeeding and whether or not of the same or similar nature), and no acceptance of payment or performance by a party after any breach by the other party shall be deemed to be a waiver of any breach of this Agreement or of any representation or warranty hereunder by such other party, whether or not the first party knows of such breach at the time it accepts such payment or performance. No failure or delay by a party to exercise any right it may have by reason of the default of the other party shall operate as a waiver of default or modification of this Agreement or shall prevent the exercise of any right by the first party while the other party continues to be so in default. Closing shall constitute a waiver of any condition to Closing, but shall not constitute a waiver of liability for a breach occurring prior to Closing.

11.5 Consents and Approvals. Except as otherwise expressly provided herein, any approval or consent provided to be given by a party hereunder must be in writing to be effective and may be given or withheld in the sole and absolute discretion of such party.

11.6 Press Releases. Any press release issued with respect to the transactions contemplated by this Agreement shall be subject to the prior approval of Buyer and Seller.

11.7 Modification. This Agreement may not be modified or amended except by written agreement signed by Seller and Buyer.

11.8 Matters of Construction.

11.8.1 Incorporation of Exhibits. All exhibits attached and referred to in this Agreement are hereby incorporated herein as fully set forth in (and shall be deemed to be a part of) this Agreement.

11.8.2 Entire Agreement. This Agreement contains the entire agreement between the parties respecting the matters herein set forth and supersedes all prior agreements between the parties hereto respecting such matters.

11.8.3 Non-Business Days. Whenever action must be taken (including the giving of notice or the delivery of documents) under this Agreement during a certain period of time (or by a particular date) that ends (or occurs) on a non-business day, then such period (or date) shall be extended until the immediately following business day. As used herein, “business day” means any day other than a Saturday, Sunday or federal or California state holiday.

11.8.4 Severability. If any term or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each such term and provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law.

11.8.5 Interpretation. Words used in the singular shall include the plural, and vice-versa, and any gender shall be deemed to include the other. Whenever the words “including”, “include” or “includes” are used in this Agreement, they shall be interpreted in a non-exclusive manner. The captions and headings of the Sections of this Agreement are for convenience of reference only, and shall not be deemed to define or limit the provisions hereof. Except as otherwise indicated, all Exhibit and Section references in this Agreement shall be deemed to refer to the

Exhibits and Sections in this Agreement. Each party acknowledges and agrees that this Agreement (a) has been reviewed by it and its counsel, (b) is the product of negotiations between the parties, and (c) shall not be deemed prepared or drafted by any one party. In the event of any dispute between the parties concerning this Agreement, the parties agree that any ambiguity in the language of the Agreement is to not to be resolved against Seller or Buyer, but shall be given a reasonable interpretation in accordance with the plain meaning of the terms of this Agreement and the intent of the parties as manifested hereby.

11.8.6 Governing Law. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF CALIFORNIA (WITHOUT REGARD TO CONFLICTS OF LAW).

11.8.7 Third Party Beneficiaries. Except as otherwise expressly provided in this Agreement, Seller and Buyer do not intend by any provision of this Agreement to confer any right, remedy or benefit upon any third party, and no third party shall be entitled to enforce or otherwise shall acquire any right, remedy or benefit by reason of any provision of this Agreement.

11.9 Effectiveness of Agreement. In no event shall any draft of this Agreement create any obligations or liabilities, it being intended that only a fully executed and delivered copy of this Agreement will bind the parties hereto.

11.10 No Joint Venture. This Agreement does not and shall not be construed to create a partnership, joint venture or any other relationship between the parties hereto except the relationship of the seller and buyer specifically established hereby.

11.11 Successors and Assigns. Buyer may not assign or transfer its rights or obligations under this Agreement without the prior written consent of Seller (in which event such transferee shall assume in writing all of the transferor’s obligations hereunder, but such transferor shall not be released from its obligations hereunder). Provided Buyer gives Seller prior written notice of the same, Seller hereby consents to the assignment by Buyer of its interest in this Agreement to (a) an entity controlled by or under common control with Buyer, or (b) any lender in order to secure any Construction Financing. No consent given by Seller to any transfer or assignment of Buyer’s rights or obligations hereunder shall be construed as a consent to any other transfer or assignment of Buyer’s rights or obligations hereunder. No transfer or assignment in violation of the provisions hereof shall be valid or enforceable. Subject to the foregoing, this Agreement and the terms and provisions hereof shall inure to the benefit of and be binding upon the successors and assigns of the parties.

11.12 Notices. Any notice which a party is required or may desire to give the other shall be in writing and may be sent by personal delivery or by mail (either [i] by United States registered or certified mail, return receipt requested, postage prepaid, or [ii] by Federal Express or similar generally recognized overnight carrier regularly providing proof of delivery), addressed as follows (subject to the right of a party to designate a different address for itself by notice similarly given):

TO BUYER:

Equinix, Inc.

10780 Parkridge Blvd., Suite 150

Reston, Virginia 20191

Attention: Mr. Howard B. Horowitz

Telecopier: (703) 251-3330

Telephone: (703) 251-3300

and

Equinix, Inc.

301 Velocity Way, 5th Floor

Foster City, California 94404

Attention: Scott D. Hettema, Esq.

Telecopier: (650) 513-7913

Telephone: (650) 513-7200

With Copy To:

Pircher, Nichols & Meeks

1925 Century Park East, Suite 1700

Los Angeles, California 90067

Attention: Real Estate Notices (JLB/4859-3)

Telecopier: (310) 201-8922

Telephone: (310) 201-8900

TO SELLER:

Rose Ventures II, Inc.

101 Redwood Shores Parkway, Suite 100

Redwood City, California 94065

Attention: Stephen P. Diamond

Telecopier: 650-595-7071

Telephone: 650-595-7070

With Copy To:

Kent Mitchell, Esq.

Mitchell, Herzog & Klingsporn, LLP

550 Hamilton Avenue, Suite 230

Palo Alto, California 94301-2082

Telecopier: 650-327-7994

Telephone: 650-327-7476

Any notice so given by mail shall be deemed to have been given as of the date of delivery (whether accepted or refused) established by U.S. Post Office return receipt or the overnight carrier’s proof of delivery, as the case may be. Any such notice not so given (including notices by facsimile) shall be deemed given upon receipt of the same by the party to whom the same is to be given.

11.13 Section 1031 Exchange Cooperation: Buyer and Seller agree to cooperate with each other in effecting a tax-deferred exchange or exchanges under Internal Revenue Code Section 1031; provided, however, that (a) consummation of this Agreement is not predicated or conditioned on any such exchange, (b) the Closing shall not be delayed due to any exchange, (c) any rights of the non-exchange party pursuant to this Agreement shall not be impaired due to any exchange requested by the other party, (d) the non-exchange party shall incur no additional costs, expenses or liabilities as a result of or in connection with any exchange requested by the other party except those incurred in connection with the non-exchange party’s review of customary exchange documentation, and (e) the non-exchange party shall not be required to take title to any other property in connection with any exchange requested by the other party. Subject to the foregoing, the parties agree to execute customary escrow instructions, documents, agreements, or instruments to effect an exchange. Each party agrees to indemnify, defend and hold the other party free and harmless from and against any liability, loss, damage, cost or expense, including reasonable attorneys’ fees, that may arise from the indemnifying party’s exchange.

11.14 Legal Costs. The parties hereto agree that they shall pay directly any and all legal costs which they have incurred on their own behalf in the preparation of this Agreement, all other agreements pertaining to this transaction and that such legal costs shall not be part of the closing costs. In addition, if any party hereto brings any suit or other proceeding with respect to the subject matter or the enforcement of this Agreement, the prevailing party (as determined by the court, agency or other authority before which such suit or proceeding is commenced), in addition to such other relief as may be awarded, shall be entitled to recover reasonable attorneys’ fees, expenses and costs of investigation actually incurred from the non-prevailing party. The foregoing includes reasonable attorneys’ fees, expenses and costs of investigation (including those incurred in appellate proceedings), costs incurred in establishing the right to indemnification, or in any action or participation in, or in connection with, any case or proceeding under Chapter 7, 11 or 13 of the Bankruptcy Code (11 United States Code Sections 101 et seq.), or any successor statutes. This Section shall survive any termination of this Agreement.

11.15 Confidentiality. Seller shall keep the terms and conditions of this Agreement and the transactions contemplated hereunder, including the identity of Buyer, confidential and will not disclose them to anyone, other than legal counsel, financial consultants and agents and representatives who need to know such information in connection with the transaction contemplated hereby. Subject to the requirements of applicable law, neither Seller nor any of its respective agents or representatives, shall make any news releases or other public disclosure with respect to the transactions without the prior written consent of Buyer.

11.16 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

SELLER:

ROSE VENTURES II, INC., a California corporation

By:	/s/ Stephen P. Diamond
Name:	Stephen P. Diamond
Title:	President

BUYER:

EQUINIX, INC., a Delaware corporation

By:	/s/ Keith D. Taylor
Name:	Keith D. Taylor
Title:	Chief Financial Officer